UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2019

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Akorn, Inc.
(Exact name of registrant as specified in its charter)

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Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300
Lake Forest, Illinois 60045

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (847) 279-6100

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	AKRX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Other Events.

     Akorn, Inc. (“Akorn” or the “Company”) intends to use the materials furnished herewith as Exhibit 99.1 in one or more investor presentations at the 28th Annual Credit Suisse Healthcare Conference. The investor presentation is incorporated herein by reference. The Company has also made available a copy of the investor presentation under the “Events and Presentations” tab in the “Investor Relations” section of the Company’s website, located at www.akorn.com.

     The information in this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

     This report contains forward-looking statements, including statements regarding our stabilization, transformation, return to profitability, higher value opportunities, R&D investment targets, completion of cGMP improvements, quality systems and compliance activities, cost reduction initiatives, improved operational performance, financial guidance, margin improvement, future growth, financial results, business operations, products, and prospects. When used in this document, the words “will,” “target,” “expect,” “continue,” “believe,” “anticipate,” “estimate,” “intend,” “could,” “would,” “strives” and similar expressions are generally intended to identify forward-looking statements. These statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A number of important factors could cause actual results of the Company and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to:  (i) the effect of the Delaware Court of Chancery’s October 1, 2018 decision against the Company and the Delaware Supreme Court’s December 7, 2018 order affirming the Chancery Court’s decision on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally, (ii) the risk that ongoing or future litigation against the defendants or related to the court’s decision may result in significant costs of defense, indemnification and/or liability, (iii) the outcome of the investigation conducted by the Company, with the assistance of outside consultants, into alleged breaches of FDA data integrity requirements relating to product development at the Company and any actions taken by the Company, third parties or the FDA as a result of such investigations, (iv) the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any, (v) the timing and success of product launches, (vi) difficulties or delays in manufacturing, (vii) the Company’s increased indebtedness and obligation to comply with certain covenants and other obligations under its standstill agreement with its first lien term loan lenders (the “Standstill Agreement”), (viii) the Company’s obligation under the Standstill Agreement to enter into a comprehensive amendment that is satisfactory in form and substance to the first lien term loan lenders, (ix) the risk that the holders of a significant number of shares may opt out of and elect not to participate in or be bound by the Securities Class Action Settlement Agreement, (x) the risk that the Securities Class Action Settlement Agreement may not obtain the necessary approval by the court or may be terminated in accordance with its terms, (xi) the risk that insurance proceeds, common shares or other consideration contemplated to be exchanged pursuant to the proposed settlement is not available at the appropriate time and (xii) such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as filed with the Securities and Exchange Commission (“SEC”) on March 1, 2019) and in Part II, Item 1A, “Risk Factors,” of the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019 (as filed with the SEC on May 9, 2019), June 30, 2019 (as filed with the SEC on August 2, 2019) and September 30, 2019 (as filed with the SEC on October 31, 2019) and other risk factors identified from time to time in the Company’s filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on the Company’s forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this report. The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Akorn, Inc., November 2019 Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

Date: November 12, 2019	By:	/s/ Duane A. Portwood
Duane A. Portwood
Chief Financial Officer